                                                                     EXHIBIT 3.2

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                            TIER TECHNOLOGIES, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
                                                                       ----
ARTICLE I - Offices...................................................... 1
  Section 1.  Principal Office........................................... 1
  Section 2.  Other Offices.............................................. 1

ARTICLE II -  Shareholders' Meetings and Voting Rights................... 1
  Section 1.  Place of Meetings.......................................... 1
  Section 2.  Annual Meeting............................................. 1
  Section 3.  Postponement of Annual Meeting............................. 1
  Section 4.  Special Meetings........................................... 1
  Section 5.  Notice of Meetings......................................... 2
  Section 6.  Manner of Giving Notice.................................... 5
  Section 7.  Quorum and Transaction of Business......................... 6
  Section 8.  Adjournment and Notice of Adjourned Meetings............... 6
  Section 9.  Waiver of Notice, Consent to Meeting or Approval of Minutes 7
  Section 10. Action by Written Consent Without a Meeting................ 7
  Section 11. Voting..................................................... 8
  Section 12. Persons Entitled to Vote or Consent........................ 9
  Section 13. Proxies.................................................... 9
  Section 14. Inspectors of Election..................................... 9

ARTICLE III - Board of Directors.........................................10
  Section 1.  Powers.....................................................10
  Section 2.  Number of Directors........................................10
  Section 3.  Election Of Directors, Term, Qualifications................11
  Section 4.  Resignations...............................................11
  Section 5.  Removal....................................................11
  Section 6.  Vacancies..................................................12
  Section 7.  Regular Meetings...........................................12
  Section 8.  Participation by Telephone.................................13
  Section 9.  Special Meetings...........................................13
  Section 10. Notice of Meetings.........................................13
  Section 11. Place of Meetings..........................................13
  Section 12. Action by Written Consent Without a Meeting................13
  Section 13. Quorum and Transaction of Business.........................13
  Section 14. Adjournment................................................14
  Section 15. Organization...............................................14
  Section 16. Compensation...............................................14
  Section 17. Committees.................................................14

ARTICLE IV - Officers....................................................15
  Section 1.  Officers...................................................15

  Section 2.  Appointment................................................15
  Section 3.  Inability to Act...........................................15
  Section 4.  Resignations...............................................15
  Section 5.  Removal....................................................15
  Section 6.  Vacancies..................................................16
  Section 7.  Chairman of the Board......................................16
  Section 8.  Chief Executive Officer....................................16
  Section 9.  Chief Operating Officer....................................16
  Section 10. Chief Financial Officer....................................16
  Section 11. Vice Presidents............................................17
  Section 12. Secretary..................................................17
  Section 13. Compensation...............................................18

ARTICLE V - Contracts, Loans, Bank Accounts, Checks and Drafts...........18
  Section 1.  Execution of Contracts and Other Instruments...............18
  Section 2.  Loans......................................................19
  Section 3.  Bank Accounts..............................................19
  Section 4.  Checks, Drafts, Etc........................................19

ARTICLE VI - Certificates for Shares and Their Transfer..................19
  Section 1.  Certificate for Shares.....................................20
  Section 2.  Transfer on the Books......................................20
  Section 3.  Lost, Destroyed and Stolen Certificates....................20
  Section 4.  Issuance, Transfer and Registration of Shares..............21

ARTICLE VII - Inspection of Corporate Records............................21
  Section 1.  Inspection by Directors....................................21
  Section 2.  Inspection by Shareholders.................................21
  Section 3.  Written Form...............................................22

ARTICLE VIII - Miscellaneous.............................................22
  Section 1.  Fiscal Year................................................22
  Section 2.  Annual Report..............................................22
  Section 3.  Record Date................................................23
  Section 4.  Bylaw Amendments...........................................23
  Section 5.  Construction and Definition................................23
  Section 6.  Corporate Seal.............................................24

ARTICLE IX - Indemnification.............................................24
  Section 1.  Indemnification of Directors, Officers, Employees And
   Other Agents..........................................................24

ARTICLE X - Loans to Officers and Others.................................27
  Section 1.  Certain Corporate Loans and Guaranties.....................27

                                   ARTICLE I
                                    OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal executive office of the corporation shall be located at such place as the Board of Directors may from time to time authorize. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall fix and designate a principal business office in the State of California.

     SECTION 2. OTHER OFFICES. Additional offices of the corporation shall be located at such place or places, within or outside the State of California, as the Board of Directors may from time to time authorize.

                                   ARTICLE II
                    SHAREHOLDERS' MEETINGS AND VOTING RIGHTS

     SECTION 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place, within or outside the State of California, which may be fixed either by the Board of Directors or by the written consent of all persons entitled to vote at such meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

     SECTION 2. ANNUAL MEETING. The annual meeting of the shareholders of the corporation shall be held on any date and time which may from time to time be designated by the Board of Directors. At such annual meeting, directors shall be elected and any other business may be transacted which may properly come before the meeting.

     SECTION 3. POSTPONEMENT OF ANNUAL MEETING. The Board of Directors and the Chairman of the Board and the President shall each have authority to hold at an earlier date and/or time, or to postpone to a later date and/or time, the annual meeting of shareholders.

     SECTION 4.  SPECIAL MEETINGS.

          (a) Special meetings of the shareholders, for any purpose or purposes, may be called only by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer, or the holders of shares entitled to cast not less than ten percent (10%) of the voting power at the meeting. In calculating "voting power" for purposes of these bylaws, special voting rights set forth in the corporation's Articles of Incorporation, as amended or restated, shall be taken into account, giving effect to separate class or series votes as applicable.

          (b) Upon written request to the Chairman of the Board of Directors, the President, any vice president or the Secretary of the corporation by any person or persons (other than the Board of Directors) entitled to call a special meeting of the shareholders, such officer forthwith shall cause notice to be given to the shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, such time to be not less than thirty-five (35) nor more than sixty (60) days after receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the person or persons calling the meeting may give notice thereof in the manner provided by law or in these bylaws. Nothing contained in this Section 4 shall be construed as limiting, fixing or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

     SECTION 5. NOTICE OF MEETINGS. Except as otherwise may be required by law and subject to subsection 4(b) above, written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at that meeting (as provided in Section 12 below), by the Secretary, assistant secretary or other person charged with that duty, not less than ten (10) (or, if sent by third class mail, thirty (30)) nor more than sixty (60) days before such meeting.

     Notice of any meeting of shareholders shall state the date, place and hour of the meeting and,


          (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted at such meeting;

          (b) in the case of an annual meeting, the general nature of matters which the Board of Directors, at the time the notice is given, intends to present for action by the shareholders;

          (c) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the notice to be presented by management for election; and

          (d) in the case of any meeting, if action is to be taken on any of the following proposals, the general nature of such proposal:

               (1) a proposal to approve a transaction within the provisions of California Corporations Code, Section 310 (relating to certain transactions in which a director has an interest);

               (2) a proposal to approve a transaction within the provisions of California Corporations Code, Section 902 (relating to amending the Articles of Incorporation of the corporation);

               (3) a proposal to approve a transaction within the provisions of California Corporations Code, Sections 181 and 1201 (relating to reorganization);

               (4) a proposal to approve a transaction within the provisions of California Corporations Code, Section 1900 (winding up and dissolution);

               (5) a proposal to approve a plan of distribution within the provisions of California Corporations Code, Section 2007 (relating to certain plans providing for distribution not in accordance with the liquidation rights of preferred shares, if any).

          At a special meeting, notice of which has been given in accordance with this Section, action may not be taken with respect to business, the general nature of which has not been stated in such notice. At an annual meeting, action may be taken with respect to business stated in the notice of such meeting, given in accordance with this Section, and, subject to subsection 5(d) above and subsections 5(e) and 5(f) below, with respect to any other business as may properly come before the meeting.

          (e) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (x) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (y) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this subsection 5(e) and on the record date for the determination of shareholders entitled to vote at such annual meeting and
(ii) who complies with the notice procedures set forth in this subsection 5(e).

          In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

          To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that
                                   --------  -------
less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

          To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation of employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (v) if the shareholder intends to solicit proxies in support of such shareholder's nominee(s), a representation to that effect, and (vi) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          Compliance by a shareholder with the notice provisions and other requirements of this subsection 5(e) shall not create a duty of the corporation to include the shareholder's nominee(s) in the corporation's proxy statement or proxy and the corporation shall retain any discretion it has to omit such nominee(s) from the corporation's proxy statement and proxy.

          No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this subsection 5(e). If the Chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

          (f) No business may be transacted at an annual meeting of shareholders, other than business that is either (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (y) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (z) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 5(f) and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this subsection 5(f).

          In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that
                                   --------  -------
less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

          To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons

(including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect.

          No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this subsection 5(f), provided, however, that, once
                                              --------  -------
business has been properly brought before the annual meeting in accordance with such procedures, nothing in this subsection 5(f) shall be deemed to preclude the discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     SECTION 6. MANNER OF GIVING NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail, or, if the corporation has outstanding shares held of record by 500 or more persons (determined as provided in California Corporations Code Section 605) on the record date for such meeting, notice may be sent by third-class mail, or by telegraphic or other written communication, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices shall be deemed to have been duly given without further mailing if they shall be available to the shareholder on written demand by the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

     SECTION 7.  QUORUM AND TRANSACTION OF BUSINESS.

          (a) Where a separate vote by class or series is required with respect to any matter pursuant to the corporation's Articles of Incorporation, as amended or restated, the holders of shares entitled to cast a majority of the votes which would be cast by all shares of such class or series entitled to vote thereon shall be required in order to constitute a quorum at any meeting of the shareholders. With respect to any other matter, the holders of shares entitled to cast a majority of the votes which could be voted thereon shall constitute a quorum. If a quorum is present, the affirmative vote of the majority of the voting power represented at the meeting on any matter shall be the act of the shareholders, except as otherwise required by law or by the Articles of Incorporation, and except as provided in subsection (b) below.

          (b) The shareholders present at a duly called or held meeting of the shareholders at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) is approved by at least a majority of the voting power required to constitute a quorum.

          (c) In the absence of a quorum, no business other than adjournment may be transacted, except as described in subsection (b) above.

          SECTION 8. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of shares represented at such meeting either in person or by proxy and entitled to vote at such meeting.

     In the event any meeting is adjourned, it shall not be necessary to give notice of the time and place of such adjourned meeting pursuant to Sections 5 and 6 above; provided that if any of the following three events occur, such notice must be given:

          (a) announcement of the adjourned meeting's time and place is not made at the meeting at which the adjournment is taken or

          (b)  such meeting is adjourned for more than forty- five (45) days or

          (c) after the adjournment, a new record date is fixed for the adjourned meeting.

     At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

     SECTION 9.  WAIVER OF NOTICE, CONSENT TO MEETING OR APPROVAL OF MINUTES.

          (a) Subject to subsection (b) of this Section 9, the transactions of any meeting of shareholders, however called and noticed, and wherever held, shall be as valid as though made at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote but not present in person or by proxy signs a written waiver of notice or a consent to holding of the meeting or an approval of the minutes thereof.

          (b) A waiver of notice, consent to the holding of a meeting or approval of the minutes thereof need not specify the business to be transacted at, nor the purpose of the meeting; provided that in the case of proposals described in subsection (d) of Section 5 above, the general nature of such proposals must be described in any such waiver of notice and such proposals can only be approved by waiver of notice, not by consent to holding of the meeting or approval of the minutes.

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

          (c) All waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          (d) A person's attendance at a meeting shall constitute waiver of notice of and presence at such meeting, except when such person objects at the beginning of the meeting to transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters which are required by law or these bylaws to be in such notice (including those matters described in subsection (d) of Section 5 above), but are not so included if such person expressly objects to consideration of such matter or matters at any time during the meeting.

     SECTION 10. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if written consents setting forth the action so taken are signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that any vacancy on the Board of Directors (other than a vacancy created by removal) which has not been filled by the board of directors may be filled by the written consent of a majority of the voting power entitled to vote for the election of directors.

     Any written consent may be revoked pursuant to California Corporations Code
Section 603(c) prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary. Such revocation must be in writing and will be effective upon its receipt by the Secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting to those shareholders entitled to vote on such matters who have not consented thereto in writing. This notice shall be given in the manner specified in
Section 6 above. In the case of approval of (i) a transaction within the provisions of California Corporations Code, Section 310 (relating to certain transactions in which a director has an interest), (ii) a transaction within the provisions of California Corporations Code, Section 317 (relating to indemnification of agents of the corporation), (iii) a transaction within the provisions of California Corporations Code, Sections 181 and 1201 (relating to reorganization), and (iv) a plan of distribution within the provisions of California Corporations Code, Section 2007 (relating to certain plans providing for distribution not in accordance with the liquidation rights of preferred shares, if any), the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

     SECTION 11. VOTING. Voting at any meeting of shareholders need not be by ballot; provided, however, that elections for directors must be by ballot if balloting is demanded by a shareholder at the meeting and before the voting begins.

     Every person entitled to vote at an election for directors may cumulate the votes to which such person is entitled, i.e., such person may cast a total number of votes equal to the number of directors to be elected by the class or series of stock held by such person multiplied by the number of votes to which such person's shares are entitled, and may cast said total number of votes for one or more candidates in such proportions as such person thinks fit; provided,
                                                                      --------
however, no shareholder shall be entitled to so cumulate such shareholder's
-------
votes unless the candidates for which such shareholder is voting have been placed in nomination prior to the voting and a shareholder has given notice at the meeting, prior to the vote, of an intention to cumulate votes; provided,
                                                                   --------
further, that effective on the first date when the corporation has outstanding
-------------
securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automated Quotation System (or any successor national market system) and has at least 800 holders of its equity securities as of the record date for its most recent annual meeting of shareholders, the ability of shareholders to cumulate votes in the election of directors shall be automatically eliminated. In any election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     Each shareholder shall be entitled to that number of votes for each share held as is set forth in the Articles of Incorporation of the corporation, as amended or restated, except as may otherwise be required by law.

     Any shareholder may vote part of such shareholder's shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

     No shareholder approval, other than unanimous approval of those entitled to vote, will be valid as to proposals described in subsection 5(d) above, unless the general nature of such business was stated in the notice of meeting or in any written waiver of notice.

     SECTION 12. PERSONS ENTITLED TO VOTE OR CONSENT. The Board of Directors may fix a record date pursuant to Section 3 of Article VIII of these bylaws to determine which shareholders are entitled to notice of and to vote at a meeting or consent to corporate actions, as provided in Sections 10 and 11 above. Only persons in whose name shares otherwise entitled to vote stand on the stock records of the corporation on such date shall be entitled to vote or consent.

     If no record date is fixed:

          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

          (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given;

          (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting; provided, however, that the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

     Shares of the corporation held by its subsidiary or subsidiaries (as defined in California Corporations Code, Section 189(b)) are not entitled to vote in any matter.

     SECTION 13. PROXIES. Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized to act by a written proxy executed by the person or such person's duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. The manner of execution, suspension, revocation, exercise and effect of proxies is governed by law.

     SECTION 14. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or proxy shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (b)  Receive votes, ballots, or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d)  Count and tabulate all votes or consents;

          (e)  Determine when the polls shall close;

          (f)  Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.


                                  ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 1. POWERS. Subject to the provisions of law or any limitations in the Articles of Incorporation or these bylaws, as to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised, by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

     SECTION 2. NUMBER OF DIRECTORS. The authorized number of directors of the corporation shall be not less than a minimum of five (5) nor more than a maximum of nine (9) (which maximum number in no case shall be greater than two times said minimum, minus one) and the number of directors presently authorized is five (5). The exact number of directors shall be set within these limits from time to time (a) by approval of the Board of Directors, or (b) by the affirmative vote of a majority of the voting power represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least the required quorum) or by the written consent of shareholders pursuant to Section 10 of Article II, above.

     Any amendment of these bylaws changing the maximum or minimum number of directors may be adopted only by the affirmative vote of a majority of the voting power; provided, an amendment reducing the minimum number of directors to less than five (5), cannot be adopted if votes cast against its adoption at a meeting or the shares not consenting to it in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding voting power.

     No reduction of the authorized number of directors shall remove any director prior to the expiration of such director's term of office.

     SECTION 3. ELECTION OF DIRECTORS, TERM, QUALIFICATIONS. The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until his or her death, resignation or removal. Directors need not be shareholders of the corporation.

     SECTION 4. RESIGNATIONS. Any director of the corporation may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation specifies effectiveness at a future time, a successor may be elected pursuant to Section 6 below, to take office on the date that the resignation becomes effective.

     SECTION 5. REMOVAL. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

     The entire Board of Directors or any individual director may be removed from office without cause by the affirmative vote of a majority of the voting power with respect to such removal; provided, however, that until such time as cumulative voting is eliminated pursuant to Section 11 of Article II of these Bylaws and Article V of the Articles of Incorporation, unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected; provided, further, that if, in accordance with the corporation's Articles of Incorporation, as amended or restated, the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed as set forth in the Articles of Incorporation, except or as may otherwise be required by applicable law.

     SECTION 6. VACANCIES. Vacancies created by the death, resignation or removal of a director may be filled as follows:

          (A) Vacancies on the Board of Directors created by the death, resignation or removal of a director who was elected by the holders of Class B Common Stock may be filled by those directors (acting by majority vote, though less than a quorum, or by the act of a sole remaining director) who were elected by the holders of Class B Common Stock.

          (B) Vacancies on the Board of Directors created by the death, resignation or removal of a director who was elected by the holders of Class A Common Stock, Class B Common Stock and Series A Convertible Preferred Stock, if any, voting as a single class, may be filled by those directors (acting by majority vote, though less than a quorum, or by the act of a sole remaining director) who were elected by the holders of Class A Common Stock, Class B Common Stock and Series A Convertible Preferred Stock, if any), voting as a single class.

     Vacancies created by an increase in the authorized number of directors, or a failure by the shareholders to elect the full authorized number of directors, or any other reason that causes there to be fewer directors than the full authorized number, may be filled by those directors (acting by majority vote, though less than a quorum, or by the act of a sole remaining director) who were elected by the holders of such class (or classes) of shares as would then be entitled to elect an additional director pursuant to the corporation's Articles of Incorporation.

     The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Except as otherwise provided in the corporation's Articles of Incorporation or as otherwise required by law, any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the voting power with respect to such director. Except as otherwise provided in the corporation's Articles of Incorporation or as otherwise required by law, any such election by written consent to fill a vacancy created by removal requires the consent of all of the voting power with respect to such director.

     If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the voting power at that time and having the right to vote for such directors may call a special meeting of shareholders to be held to elect directors. The term of office of any director shall terminate upon such election of a successor.

     SECTION 7. REGULAR MEETINGS. Immediately after each annual meeting of shareholders, and at such place fixed by the Board of Directors, or if no such place is fixed at the place of the annual meeting, the Board of Directors shall hold a regular meeting for the purposes of organization, the appointment of officers and the transaction of other business. Other regular meetings of the Board of Directors shall be held at such times, places and dates as fixed in these bylaws or by the Board of Directors; provided, however, that if the date for such a meeting falls on a legal holiday, then the meeting shall be held at the same time on the next succeeding full business day. Regular meetings of the Board of Directors held pursuant to this Section 7 may be held without notice.

     SECTION 8. PARTICIPATION BY TELEPHONE. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

     SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose may be called by the Chairman of the Board or the President or any vice president or the Secretary of the corporation or any two (2) directors.

     SECTION 10. NOTICE OF MEETINGS. Notice of the date, time and place of all meetings of the Board of Directors, other than regular meetings held pursuant to
Section 7 above shall be delivered personally, orally or in writing, or by telephone or telegraph to each director, at least forty-eight (48) hours before the meeting, or sent in writing to each director by first-class mail, charges prepaid, at least four (4) days before the meeting. Such notice may be given by the Secretary of the corporation or by the person or persons who called a meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice of such meeting, or a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement such director's lack of notice. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 11. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the bylaws or by resolution of the Board of Directors.

     SECTION 12. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

     SECTION 13. QUORUM AND TRANSACTION OF BUSINESS. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the authorized number of directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless applicable law, the Articles of Incorporation or these bylaws specifically require a greater number. A meeting at which a quorum is initially present may continue to transact business, notwithstanding withdrawal of directors, if any action taken is approved by at least a majority of the number of directors constituting a quorum for such meeting. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting, as provided in Section 14 below.

     SECTION 14. ADJOURNMENT. Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the affirmative vote of a majority of the directors present. If the meeting is adjourned for more than twenty-four (24) hours, notice of such adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     SECTION 15. ORGANIZATION. The Chairman of the Board shall preside at every meeting of the Board of Directors, if present. If there is no Chairman of the Board or if the Chairman is not present, a Chairman chosen by a majority of the directors present shall act as chairman. The Secretary of the corporation or, in the absence of the Secretary, any person appointed by the Chairman shall act as secretary of the meeting.

     SECTION 16. COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.

     SECTION 17. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors, by a vote of the majority of authorized directors, may designate one or more directors as alternate members of any committee, to replace any absent member at any meeting of such committee. Any such committee shall have authority to act in the manner and to the extent provided in the resolution of the Board of Directors, and may have all the authority of the Board of Directors in the management of the business and affairs of the corporation, except with respect to:

          a. the approval of any action for which shareholders' approval or approval of the outstanding shares also is required by the California Corporations Code;

          b. the filling of vacancies on the Board of Directors or any of its committees;

          c. the fixing of compensation of directors for serving on the Board of Directors or any of its committees;

          d.  the adoption, amendment or repeal of these bylaws;

          e. the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

          f. a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

          g. the appointment of other committees of the Board of Directors or the members thereof.

     Any committee may from time to time provide by resolution for regular meetings at specified times and places. If the date of such a meeting falls on a legal holiday, then the meeting shall be held at the same time on the next succeeding full business day. No notice of such a meeting need be given. Such regular meetings need not be held if the committee shall so determine at any time before or after the time when such meeting would otherwise have taken place. Special meetings may be called at any time in the same manner and by the same persons as stated in Sections 8 and 9, above for meetings of the Board of Directors. The provisions of Sections 7, 10, 11, 12, 13 and 14 above shall apply to committees, committee members and committee meetings as if the words "committee" and "committee member" were substituted for the word "Board of Directors," and "director," respectively, throughout such sections.

                                  ARTICLE IV
                                   OFFICERS

     SECTION 1. OFFICERS. The corporation shall have a Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Secretary and such other officers with such titles and duties as the Board of Directors may determine. Any two or more offices may be held by the same person.

     SECTION 2. APPOINTMENT. All officers shall be chosen and appointed by the Board of Directors; provided, however, the Board of Directors may empower the chief executive officer of the corporation to appoint such officers, other than Chairman of the Board, President, Secretary or Chief Financial Officer, as the business of the corporation may require. All officers shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under a contract of employment.

     SECTION 3. INABILITY TO ACT. In the case of absence or inability to act of any officer of the corporation or of any person authorized by these bylaws to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select, for such period of time as the Board of Directors deems necessary.

     SECTION 4. RESIGNATIONS. Any officer may resign at any time upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. Such resignation shall be effective upon its receipt by the Chairman of the Board, the Chief Executive Officer or President, the Secretary or the Board of Directors, unless a different time is specified in the notice for effectiveness of such resignation. The acceptance of any such resignation shall not be necessary to make it effective unless otherwise specified in such notice.

     SECTION 5. REMOVAL. Any officer may be removed from office at any time, with or without cause, but subject to the rights, if any, of such officer under any contract of employment, by the Board of Directors or by any committee to whom such power of removal has been duly delegated, or, with regard to any officer who has been appointed by the chief executive officer pursuant to
Section 2 above, by the chief executive officer or any other officer upon whom such power of removal may be conferred by the Board of Directors.

     SECTION 6. VACANCIES. A vacancy occurring in any office for any cause may be filled by the Board of Directors, in the manner prescribed by this Article of the bylaws for initial appointment to such office.

     SECTION 7. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors or prescribed by these bylaws. If no Chief Executive Officer or President is appointed, the Chairman of the Board is the general manager and chief executive officer of the corporation, and shall exercise all powers of the Chief Executive Officer or President described in Section8 below.

     SECTION 8. CHIEF EXECUTIVE OFFICER. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer (or the President, if so titled) shall be the general manager and chief executive officer of the corporation and shall have general supervision and control over the business and affairs of the corporation, subject to the control of the Board of Directors. The Chief Executive Officer may sign and execute, in the name of the corporation, any instrument authorized by the

Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation. The Chief Executive Officer shall have all the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these bylaws. The Chief Executive Officer shall have discretion to prescribe the duties of other officers and employees of the corporation in a manner not inconsistent with the provisions of these bylaws and the directions of the Board of Directors.

     SECTION 9. CHIEF OPERATING OFFICER. If a Chief Operating Officer is appointed, such Officer shall have general supervision and control over the operations and administration of the corporation, subject to the control of the Board of Directors, Chairman of the Board (if any is appointed) and Chief Executive Officer. The Chief Operating Officer may sign and execute, in the name of the corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation. The Chief Operating Officer shall have all the general powers and duties of management usually vested in the chief operating officer of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these bylaws.

     SECTION 10.  CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall:

          a. Be responsible for all functions and duties of the treasurer of the corporation.

          b. Keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account for the corporation.

          c. Receive or be responsible for receipt of all monies due and payable to the corporation from any source whatsoever; have charge and custody of, and be responsible for, all monies and other valuables of the corporation and be responsible for deposit of all such monies in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

          d. Disburse or be responsible for the disbursement of the funds of the corporation as may be ordered by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

          e. Render to the chief executive officer and the Board of Directors a statement of the financial condition of the corporation if called upon to do so.

          f. Exercise such powers and perform such duties as are usually vested in the office of chief financial officer of a corporation, and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

     If any assistant financial officer is appointed, the assistant financial officer, or one of the assistant financial officers, if there are more than one, in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant financial officer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

     SECTION 11. VICE PRESIDENTS. In the absence or disability of the Chief Executive Officer or President, in the event of a vacancy in the office of Chief Executive Officer or President, or in the event such officer refuses to act, the Vice President shall perform all the duties of the Chief Executive Officer or President and, when so acting, shall have all the powers of, and be subject to all the restrictions on, the Chief Executive Officer or President. If at any such time the corporation has more than one vice president, the duties and powers of the Chief Executive Officer or President shall pass to each vice president in order of such vice president's rank as fixed by the Board of Directors or, if the vice presidents are not so ranked, to the vice president designated by the Board of Directors. The vice presidents shall have such other powers and perform such other duties as may be prescribed for them from time to time by the Board of Directors or pursuant to Sections1 and 2 above or otherwise pursuant to these bylaws.

     SECTION 12. SECRETARY.  The Secretary shall:

          a. Keep, or cause to be kept, minutes of all meetings of the corporation's shareholders, Board of Directors, and committees of the Board of Directors, if any. Such minutes shall be kept in written form.

          b. Keep, or cause to be kept, at the principal executive office of the corporation, or at the office of its transfer agent or registrar, if any, a record of the corporation's shareholders, showing the names and addresses of all shareholders, and the number and classes of shares held by each. Such records shall be kept in written form or any other form capable of being converted into written form.

          c. Keep, or cause to be kept, at the principal executive office of the corporation, or if the principal executive office is not in California, at its principal business office in California, an original or copy of these bylaws, as amended.

          d. Give, or cause to be given, notice of all meetings of shareholders, directors and committees of the Board of Directors, as required by law or by these bylaws.

          e.  Keep the seal of the corporation, if any, in safe custody.

          f. Exercise such powers and perform such duties as are usually vested in the office of secretary of a corporation, and exercise such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or these bylaws.

     If any assistant secretaries are appointed, the assistant secretary, or one of the assistant secretaries in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant secretary designated by the Board of Directors, in the absence or disability of the Secretary or in the event of such officer's refusal to act or if a vacancy exists in the office of Secretary, shall perform the duties and exercise the powers of the Secretary and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

     SECTION 13. COMPENSATION. The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

                                   ARTICLE V
               CONTRACTS, LOANS, BANK ACCOUNTS, CHECKS AND DRAFTS

     SECTION 1. EXECUTION OF CONTRACTS AND OTHER INSTRUMENTS. Except as these bylaws may otherwise provide, the Board of Directors or its duly appointed and authorized committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. Except as so authorized or otherwise expressly provided in these bylaws, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or its duly appointed and authorized committee. When so authorized by the Board of Directors or such committee, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company, or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation and, when authorized as aforesaid, may mortgage, pledge, hypothecate or transfer any and all stocks, securities and other property, real or personal, at any time held by the corporation, and to that end endorse, assign and deliver the same as security for the payment of any and all loans, advances, indebtedness, and liabilities of the corporation. Such authorization may be general or confined to specific instances.

     SECTION 3. BANK ACCOUNTS. The Board of Directors or its duly appointed and authorized committee from time to time may authorize the opening and keeping of general and/or special bank accounts with such banks, trust companies, or other depositories as may be selected by the Board of Directors, its duly appointed and authorized committee or by any officer or officers, agent or agents, of the corporation to whom such power may be delegated from time to time by the Board of Directors. The Board of Directors or its duly appointed and authorized committee may make such rules and regulations with respect to said bank accounts, not inconsistent with the provisions of these bylaws, as are deemed advisable.

     SECTION 4. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors or its duly appointed and authorized committee. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories may be made, without countersignature, by the President or any vice president or the Chief Financial Officer or any assistant financial officer or by any other officer or agent of the corporation to whom the Board of Directors or its duly appointed and authorized committee, by resolution, shall have delegated such power or by hand-stamped impression in the name of the corporation.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATE FOR SHARES. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an assistant financial officer or by the Secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     In the event that the corporation shall issue any shares as only partly paid, the certificate issued to represent such partly paid shares shall have stated thereon the total consideration to be paid for such shares and the amount paid thereon.

     SECTION 2. TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent (if any) of the corporation of a certificate for shares of the corporation duly endorsed, with reasonable assurance that the endorsement is genuine and effective, or accompanied by proper evidence of succession, assignment or authority to transfer and upon compliance with applicable federal and state securities laws and if the corporation has no statutory duty to inquire into adverse claims or has discharged any such duty and if any applicable law relating to the collection of taxes has been complied with, it shall be the duty of the corporation, by its Secretary or transfer agent, to cancel the old certificate, to issue a new certificate to the person entitled thereto and to record the transaction on the books of the corporation.

     SECTION 3. LOST, DESTROYED AND STOLEN CERTIFICATES. The holder of any certificate for shares of the corporation alleged to have been lost, destroyed or stolen shall notify the corpora-tion by making a written affidavit or affirmation of such fact. Upon receipt of said affidavit or affirmation the Board of Directors, or its duly appointed and authorized committee or any officer or officers authorized by the board so to do, may order the issuance of a new certificate for shares in the place of any certificate previously issued by the corporation and which is alleged to have been lost, destroyed or stolen. However, the Board of Directors or such authorized committee, officer or officers may require the owner of the allegedly lost, destroyed or stolen certificate, or such owner's legal representative, to give the corporation a bond or other adequate security sufficient to indemnify the corporation and its transfer agent and/or registrar, if any, against any claim that may be made against it or them on account of such allegedly lost, destroyed or stolen certificate or the replacement thereof. Said bond or other security shall be in such amount, on such terms and conditions and, in the case of a bond, with such surety or sureties as may be acceptable to the Board of Directors or to its duly appointed and authorized committee or any officer or officers authorized by the Board of Directors to determine the sufficiency thereof. The requirement of a bond or other security may be waived in particular cases at the discretion of the Board of Directors or its duly appointed and authorized committee or any officer or officers authorized by the Board of Directors so to do.

     SECTION 4. ISSUANCE, TRANSFER AND REGISTRATION OF SHARES. The Board of Directors may make such rules and regulations, not inconsistent with law or with these bylaws, as it may deem advisable concerning the issuance, transfer and registration of certificates for shares of the capital stock of the corporation. The Board of Directors may appoint a transfer agent or registrar of transfers, or both, and may require all certificates for shares of the corporation to bear the signature of either or both.

                                  ARTICLE VII
                        INSPECTION OF CORPORATE RECORDS

     SECTION 1. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind of the corporation and any of its subsidiaries and to inspect the physical properties of the corporation and any of its subsidiaries. Such inspection may be made by the director in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     SECTION 2.  INSPECTION BY SHAREHOLDERS.

          A.  INSPECTION OF CORPORATE RECORDS.

              i. A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:

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                    (1)  Inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation; or

                    (2) Obtain from the transfer agent, if any, for the corporation, upon five business days' prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

               ii. The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate.

               iii. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and of any committees of the Board of Directors of the corporation and of each of its subsidiaries shall be open to inspection, copying and making extracts upon written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as a holder of such voting trust certificate.

               iv. Any inspection, copying, and making of extracts under this subsection (a) may be done in person or by agent or attorney.

          B. INSPECTION OF BYLAWS. The original or a copy of these bylaws shall be kept as provided in Section12 of ArticleIV of these bylaws and shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is not in California, and the corporation has no principal business office in the state of California, a current copy of these bylaws shall be furnished to any shareholder upon written request.

     SECTION 3. WRITTEN FORM. If any record subject to inspection pursuant to Section2 above is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 1. FISCAL YEAR. Unless otherwise fixed by resolution of the Board of Directors, the fiscal year of the corporation shall end on the 30th day of September in each calendar year.

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     SECTION 2.  ANNUAL REPORT.

          a. Subject to the provisions of subsection(b) below, the Board of Directors shall cause an annual report to be sent to each shareholder of the corporation in the manner provided in Section 6 of Article II of these bylaws not later than one hundred twenty (120) days after the close of the corporation's fiscal year. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. When there are more than 100 shareholders of record of the corporation's shares, as determined by Section 605 of the California Corporations Code, additional information as required by
Section 1501(b) of the California Corporations Code shall also be contained in such report, provided that if the corporation has a class of securities subject to the reporting requirements of Section13 of the Exchange Act, that Act shall take precedence. Such report shall be sent to shareholders at least fifteen
(15) days prior to the next annual meeting of shareholders after the end of the fiscal year to which it relates.

          b. If and so long as there are fewer than 100 holders of record of the corporation's shares, the requirement of sending of an annual report to the shareholders of the corporation is hereby expressly waived.

     SECTION 3. RECORD DATE. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of shares or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than sixty (60) days nor less than ten
(10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action or event for the purpose of which it is fixed. If no record date is fixed, the provisions of Section11 of Article II of these bylaws shall apply with respect to notice of meetings, votes, and consents and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolutions relating thereto, or the sixtieth (60th) day prior to the date of such other action or event, whichever is later.

     Only shareholders of record at the close of business on the record date shall be entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation, by agreement or by law.

     SECTION 4. BYLAW AMENDMENTS. Except as otherwise provided by law or Section2 of ArticleIII of these bylaws, these bylaws may be amended or repealed by the Board of Directors or by the affirmative vote of a majority of the voting power; provided, however, after issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum

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number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding voting power as provided herein.

     SECTION 5. CONSTRUCTION AND DEFINITION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions contained in the California Corporations Code shall govern the construction of these bylaws. Without limiting the foregoing, "shall" is mandatory and "may" is permissive.

     SECTION 6. CORPORATE SEAL. If the Board of Directors adopts a corporate seal such seal shall have inscribed thereon the name of the corporation and the state and date of its incorporation. If and when a seal is adopted by the Board of Directors, such seal may be engraved, lithographed, printed, stamped, impressed upon, or affixed to any contract, conveyance, certificate for shares, or other instrument executed by the corporation.

                                   ARTICLE IX
                                INDEMNIFICATION

     SECTION 1. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS.

          (a) Directors. The corporation shall indemnify its directors to the fullest extent not prohibited by the California General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its directors; and, provided, further, that the corporation shall not be required to indemnify any director in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i)such indemnification is expressly required to be made by law, (ii)the proceeding was authorized by the board of directors of the corporation, or (iii)such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the California General Corporation Law.

          (b) Officers, Employees and Other Agents. The corporation shall have power to indemnify its officers, employees and other agents as set forth in the California General Corporation Law.

          (c) Determination by the Corporation. Promptly after receipt of a request for indemnification hereunder (and in any event within 90 days thereof) a reasonable, good faith determination as to whether indemnification of the director is proper under the circumstances because each director has met the applicable standard of care shall be made by:

               (1) a majority vote of a quorum consisting of directors who are not parties to such proceeding;

               (2) if such quorum is not obtainable, by independent legal counsel in a written opinion; or

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               (3)  approval or ratification by the affirmative vote of a majority of the voting power represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least the required quorum) or by written consent of a majority of the voting power; where in each case the shares owned by the person to be indemnified shall not be considered entitled to vote thereon.

          (d)  Good Faith.

               (1) For purposes of any determination under this bylaw, a director shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

                    (1) one or more officers or employees of the corporation whom the director believed to be reliable and competent in the matters presented;

                    (2) counsel, independent accountants or other persons as to matters which the director believed to be within such person's professional competence; and

                    (3) a committee of the Board upon which such director does not serve, as to matters within such committee's designated authority, which committee the director believes to merit confidence; so long as, in each case, the director acts without knowledge that would cause such reliance to be unwarranted.

               (2) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the corporation and its shareholders or that he or she had reasonable cause to believe that his conduct was unlawful.

               (3) The provisions of this paragraph(d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the California General Corporation Law.

          (e) Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it shall be determined ultimately that such person is not entitled to be indemnified under this bylaw or otherwise.

          (f) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors under this bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director. Any right to indemnification or advances granted by this bylaw

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to a director shall be enforceable by or on behalf of the person holding such right in the forum in which the proceeding is or was pending or, if such forum is not available or a determination is made that such forum is not convenient, in any court of competent jurisdiction if (i)the claim for indemnification or advances is denied, in whole or in part, or (ii)no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. The corporation shall be entitled to raise as a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

          (g) Non-Exclusivity of Rights. To the fullest extent permitted by the corporation's Articles of Incorporation and the California General Corporation Law, the rights conferred on any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the California General Corporation Law and the corporation's Articles of Incorporation.

          (h) Survival of Rights. The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.
          (i) Insurance. The corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this bylaw.

          (j) Amendments. Any repeal or modification of this bylaw shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

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          (k)  Employee Benefit Plans.  The corporation shall indemnify the directors and officers of the corporation who serve at the request of the corporation as trustees, investment managers or other fiduciaries of employee benefit plans to the fullest extent permitted by the California General Corporation Law.

          (l) Saving Clause. If this bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director to the fullest extent permitted by any applicable portion of this bylaw that shall not have been invalidated, or by any other applicable law.

          (m) Certain Definitions. For the purposes of this bylaw, the following definitions shall apply:

               (1) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

               (2) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding, including expenses of establishing a right to indemnification under this bylaw or any applicable law.

               (3) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this bylaw with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

               (4) References to a "director," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

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                                   ARTICLE X
                          LOANS TO OFFICERS AND OTHERS

     SECTION 1. CERTAIN CORPORATE LOANS AND GUARANTIES. If the corporation has outstanding shares held of record by 100 or more persons on the date of approval by the Board of Directors, the corporation may make loans of money or property to, or guarantee the obligations of, any officer of the corporation or its parent or any subsidiary, whether or not a director of the corporation or its parent or any subsidiary, or adopt an employee benefit plan or plans authorizing such loans or guaranties, upon the approval of the Board of Directors alone, by a vote sufficient without counting the vote of any interested director or directors, if the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation.

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